Exhibit 5.1
May 20, 2009
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
Re: DigitalGlobe, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted as special counsel to DigitalGlobe, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the filing today of a registration statement on Form S-8 of the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration by the Company of 6,219,886 shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the Company’s Amended and Restated 1999 Equity Incentive Plan (the “1999 Plan”) and the Company’s 2007 Employee Stock Option Plan (the “2007 Plan” and, together with the 1999 Plan, the “Plans”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Plans; (ii) the Registration Statement in the form to be filed with the Commission under the Securities Act; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated By-Laws of the Company, as currently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the Plans, the filing of the Registration Statement and certain related matters; and (vi) a specimen certificate representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
          In rendering the opinion set forth below, we have assumed that the certificates evidencing the Securities in the form examined by us will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar. In rendering the opinion set forth below, we have also assumed that each agreement setting forth the terms of each grant of options or other awards under the Plans is or will be consistent with the Plans and has been or will be duly authorized and validly executed and delivered by the parties thereto and such parties’ obligations set forth therein are legal, valid and binding.
          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
          Based on and subject to the foregoing, we are of the opinion that the Securities have been duly authorized by the Company and, when the Securities are issued and the consideration therefore has been received from each of the Plan’s participants as contemplated by the respective Plans and in accordance with the terms and conditions of each such Plan and the applicable award agreements, the Securities will be validly issued, fully paid and non-assessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP